Exhibit 4.5
FORM OF PREFERRED STOCK
FACE OF SECURITY
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY OR ANY TRANSFER AGENT APPOINTED BY THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH APPLICABLE RESTRICTIONS ON TRANSFER. UNTIL OTHERWISE DETERMINED, THE COMPANY HAS ELECTED TO ACT AS TRANSFER AGENT.
     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.
     A STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF SHARES OF EACH CLASS OF STOCK OF THE CORPORATION, INCLUDING A DENIAL OF PREEMPTIVE RIGHTS, IS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION. A COPY OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY IS ON FILE WITH THE DELAWARE SECRETARY OF STATE AND MAY BE OBTAINED BY THE RECORD HOLDER FREE OF CHARGE BY WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

Certificate Number [ ]	Number of Shares of Convertible Preferred Stock [ ]
Series A Convertible Preferred Stock
of
SandRidge Energy, Inc.
     SandRidge Energy, Inc., a Delaware corporation (the “Company”), hereby certifies that [___] (the “Holder”) is the registered owner of [___] fully paid and non-assessable preferred securities of the Company designated the Series A Convertible Preferred Stock, par value $0.001, (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated December ___, 2006, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.
     Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.
     Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.
     If at any time a Transfer Agent other than the Company has been appointed and is acting, unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has executed this certificate this ___day of December, 2006.

SANDRIDGE ENERGY, INC.
By:
	Name:	Tom L. Ward
	Title:	Chairman and Chief Executive Officer

REVERSE OF SECURITY
     Cash dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation.
     The shares of Preferred Stock shall be convertible into the Company’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.
     The Company is authorized to issue more than one class of stock and the Company will furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

4